SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)

Filed by the Registrant /X/

Filed by a Party other than the Registrant o

Check the appropriate box:

         / /      Preliminary Proxy Statement
         / /      Confidential,  for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         /X/      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or
                  Section 240.14a-12


                            TRINITECH SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Persons(s) Filing Proxy Statement)

         Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5)      Total fee paid:

--------------------------------------------------------------------------------

         / /      Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------


       / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------


         (3)      Filing Party:

--------------------------------------------------------------------------------


         (4)      Date Filed:

--------------------------------------------------------------------------------

                             TRINITECH SYSTEMS, INC.
                              STAMFORD HARBOR PARK
                                333 LUDLOW STREET
                               STAMFORD, CT 06902

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 7, 1999


To the Shareholders of TRINITECH SYSTEMS, INC.

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Trinitech Systems, Inc. (the "Company") will be held on Monday, June 7, 1999 at 10:00 A.M. local time, at Stamford Harbor Park, 333 Ludlow Street, Stamford, CT 06902 for the following purposes:

1.     To elect four (4) Directors to the Board of Directors to a one year term;

2. To ratify the appointment of Arthur Andersen LLP as auditors of the corporation for the year 1999;

3. To approve an amendment to the Company's Amended and Restated 1991 Incentive and Nonqualified Stock Option Plan (the "Plan") whereby the total number of shares of the Company's Common Stock available for issuance under the Plan will be increased to 2,500,000 shares from 1,500,000 shares;

4. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

            The Board of Directors has fixed the close of business on April 5, 1999 as the record date for the Meeting. Only shareholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.


                                             By Order of the Board of Directors.




                                             Richard A. Castillo
                                             SECRETARY

Stamford, Connecticut
April 30, 1999

                              1999 PROXY STATEMENT

                             TRINITECH SYSTEMS, INC.
                              STAMFORD HARBOR PARK
                                333 LUDLOW STREET
                               STAMFORD, CT 06902


                         ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MONDAY, JUNE 7, 1999

            This Proxy Statement is furnished to shareholders of Trinitech Systems, Inc., a New York corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of Shareholders to be held on June 7, 1999 at 10:00 A.M., Local Time, at the principal executive offices of the Company located at Stamford Harbor Park, 333 Ludlow Street, Stamford, CT 06902. The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and enclosed proxy card will be first mailed to the shareholders of the Company on or about May 5, 1999, accompanied by the Company's Annual Report for the year ended December 31, 1998, and the Company incorporates the contents of such report herein by reference thereto.

            As indicated in the Notice of Annual Meeting of the Shareholders, the Meeting has been called to 1) elect four (4) Directors to the Board of Directors for the ensuing year (2) ratify the appointment of Arthur Andersen LLP as auditors of the corporation for the year 1999 (3) increase the Company's available stock option grants by a total of one million shares and (4) consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

                            PROXIES AND VOTING RIGHTS

            Shareholders of record at the close of business on April 5, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. The voting securities of the Company outstanding on the Record Date consisted of 9,415,030 shares of common stock, par value $.001 (the "Shares"), entitling the holders thereof to one vote per Share. There was no other class of voting securities of the Company outstanding on such date. All Shares have equal voting rights. A majority of the outstanding Shares present in person or by proxy is required for a quorum.

            All proxies delivered pursuant to this solicitation may be revoked by the person executing the same by notice in writing received at the office of the Company at any time prior to exercise. If not revoked, the Shares represented thereby will be voted at the Meeting. All proxies will be voted in accordance with the instructions specified thereon. If no specification is indicated on the proxy, the Shares represented thereby will be voted (i) FOR the election of the persons nominated as Directors (ii) FOR the appointment of Arthur Andersen LLP as auditors of the corporation for the year 1999 (iii) FOR an increase of one million shares in the Company's available stock option grants and (iv) at the discretion of the proxy holders on any other matters that may properly come before the Meeting. The Board of Directors does not know of any matters to be considered at the Meeting other than the aforementioned items.

            Broker "non-votes" and the Shares as to which a shareholder abstains are included for purposes of determining whether a quorum of Shares is present at a meeting. A broker "non-vote" occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Neither broker "non-votes" nor abstentions are included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations.

            All expenses in connection with the solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding Shares in the names of their nominees for their reasonable expenses in sending proxy material to their principals.

            WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                               SECURITY OWNERSHIP

            The following table sets forth information concerning ownership of the Company's Shares, as at the Record Date, by (i) each person known by the Company to be the beneficial owner of more than five percent of the Shares, (ii) each director and nominee for election as a director, (iii) each of the executive officers named in the executive summary compensation table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder has sole voting power and sole dispositive power with respect to the indicated Shares.

                                                                  Shares
                                                                Beneficially
      Name and Address of Beneficial Owner                          Owned              Percentage of Class (*)
      ------------------------------------                      ------------           -----------------------

Peter Kilbinger Hansen                                           1,060,850 (1)                    11.3%
333 Ludlow Street
Stamford, CT  06902

Carl E. Warden                                                     450,000 (4)                     4.8%
1516 Country Club Drive
Los Altos, CA  94024

Jerome Belson                                                      390,000                         4.1%
495 Broadway 6th Floor
New York, NY  10012

Lars Kragh                                                         252,650 (2)                     2.7%
333 Ludlow Street
Stamford, CT  06902

Craig M. Shumate                                                    53,287 (3)                      **
29 Hilltop Road
Mendham, NJ  07945

Dr. John H. Chapman                                                  7,500 (3)                      **
6 Landmark Square
Stamford, CT  06901


Richard A. Castillo                                                     **                          **
333 Ludlow Street
Stamford, CT 06902

All Executive Officers and Directors as a Group (6 persons)      1,824,287                        19.4%


* - Based upon 9,415,030 shares outstanding on April 5, 1999.
** - Less than 1% of outstanding common stock.

(1) - Includes 650,000 shares held by TechSoft, a corporation partially owned by Mr. Hansen, which shares may be deemed to be beneficially owned by Mr. Hansen. Also included are 7,500 shares subject to warrants and 122,500 options to purchase the Company's Common Stock held by Mr. Hansen which are exercisable within 60 days hereof.

(2) - Includes 40,000 shares issuable upon exercise of options within 60 days hereof.

(3) - Consists of shares issuable upon exercise of warrants within 60 days hereof.

(4) - Includes 22,500 shares issuable upon exercise of warrants within 60 days hereof.


                                   MANAGEMENT

         The directors and executive officers of the Company are as follows:

Name                          Age         Position

Peter Kilbinger Hansen         38         President, Chief Executive Officer,
                                          Chairman and Director

Richard A. Castillo            41         Chief Financial Officer and Secretary

Lars Kragh                     38         Vice President-Research and
                                          Development

Dr. John H. Chapman            55         Director

Craig M. Shumate               53         Director

Carl E. Warden                 60         Director
--------------------

            The Principal Occupation for the Past Five Years and Current Public Directorships of the executive officers and directors are as follows:

         PETER KILBINGER HANSEN, the founder of the Company, has served as President and Chairman and as a director since the commencement of the Company's operations in June 1991. Mr. Hansen also serves as a member of the Compensation Committee of the Board of Directors. Prior to founding Trinitech, Mr. Hansen served for three years as a director of banking systems of Business Line A/S, a Danish company, where he installed more than 30 on-line telex trading systems. Prior thereto, Mr. Hansen was for more than three years the Sales & Marketing Director of Mark Computer Systems, responsible for developing the business idea for and successfully launching its turn-key network broker communication system. Mr. Hansen has a degree in Economics from Neils' Brock Business School of

Copenhagen and associated degree in Economics from the Copenhagen University of Language and Economics.

         RICHARD A. CASTILLO  joined  Trinitech as Chief  Financial  Officer and
Secretary in November 1998. Prior to that, he has held positions in long-term financial management roles involving business analysis and operations responsibility. Most recently, Mr. Castillo served a ten-year tenure with American Airlines, which in addition to budgetary responsibilities, directly involved significant logistical and operational responsibility. One of Mr. Castillo's most significant roles at American Airlines was that of Controller for Dallas Fort Worth and Chicago Airports, which combined represented a $500 million dollar operation. Prior to that, Mr. Castillo spent six years with Datapoint, a pioneer in networking technology. Mr. Castillo is a Certified Public Accountant and earned a Masters in Business Administration in Finance and Marketing from the University of Texas and his Bachelor of Business Administration in Accounting from the University of Texas at San Antonio.

         LARS KRAGH has been with the Company since its inception and has served as Vice President - Research and Development Manager since January 1991. He is directly involved in all research and development of the Company's products. Prior to joining the Company, he developed turn-key network systems for banking involving numerous system integrations with Reuters, Micrognosis and international data carriers services. Also, Mr. Kragh developed an accounting and ticketing system for SAS-Airlines and a substantial turn-key PC Network Communication System for the shipping industry. In total, Mr. Kragh has developed software for turn-key integrations that are utilized in the daily operations of more than 300 international companies in Europe, the Far East and the United States. Mr. Kragh holds a Masters of Science in Electrical Engineering from the Danish University of Technology.

         DR. JOHN HAVEN CHAPMAN has served as a Director of the Company since May 1992. Dr. Chapman serves as Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors. Dr. Chapman has over twenty years experience in the computer and telecommunication industries, and presently serves as President of Strategic Financing Corporation and Strategic Research Inc., which are involved in the development and financing of corporate enterprises. His industry experience has included executive positions at Xerox Corporation and Gartner Group, and he has served as the Executive Director and is a Research Fellow of the Columbia Institute of Tele-Information at Columbia University. Dr. Chapman is Managing Director of the Law & Economics Group in Stamford, CT. In addition, he is Counsel to the Computer and Communications Industry Association, an international trade association based in Washington, DC. Dr. Chapman received his Engineering and English Degrees from Brown University, his MBA in Management and Finance from the University of Southern California, a Juris Doctor Degree from Boston University School of Law, and his Ph.D. in Business Economics and Public Policy from Columbia University.

         CRAIG M. SHUMATE has served as a Director of the Company since February 1994. Mr. Shumate is a manager and consultant serving firms in the securities and investment industries, specializing in real-time electronic information systems and services in support of financial trading. He is principal consultant and founder of The Morris Group for Information Technology. Over the last 25 years, Mr. Shumate has served as VP Business Development for the publishing firm of Waters Information Services, VP Marketing and Sales for the quote vendor CQI/ComStock, VP Operations for the portfolio accounting service bureau of Shaw Data Services, and SVP of the software/systems house R. Shriver Associates. Mr. Shumate received his Engineering Degree from Cornell University and his Masters Degree in Management from the Sloan School of Management at the Massachusetts Institute of Technology.

         CARL E. WARDEN has served as a Director of the Company since August 1993. Mr. Warden serves as Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors. Mr. Warden is the principal founder of Sanifill, Inc. and a founder of Allwaste, Inc. From June 1989 through January 1990, Mr. Warden was Chairman of the Board of Directors and Co-Chief Executive Officer of Sanifill and Vice Chairman of the Board from February 1990 until February 1994.

For more than five years prior thereto, Mr. Warden was a self-employed private investor. Mr. Warden received his BBA from the Freeman School of Business at Tulane University.

               None of the Directors or Executive Officers has been involved in material legal proceedings during the last five years in which he has been a party adverse to or has had a material interest adverse to the Company.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

            The By-Laws of the Company (the "By-Laws") provide that the Company shall have not less than two nor more than seven directors, with the exact number to be fixed by the Board of Directors of the Company from time to time. The Board of Directors of the Company presently consists of four members. A total of four directors will be elected at the Meeting to serve, subject to the provisions of the By-Laws of the Company, until the next annual meeting of the Shareholders and until the election and qualification of their successors or until their prior death, resignation or removal. All nominees are currently directors of the Company. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any nominee not be a candidate at the time of the Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominees and may also be voted for a substitute nominee selected by the Board of Directors.

            The names of the nominees for director are John H. Chapman, Peter K. Hansen, Craig M. Shumate and Carl E. Warden.

            See "Management" for information regarding each of the nominees for director.

            The Board of Directors of the Company recommends a vote FOR the above-named nominee directors of the Company. The proxy enclosed herewith will be voted FOR the above-named nominee directors of the Company unless the shareholder specifically votes against any or all of the nominee directors, or abstains from voting on this matter.

DIRECTORS MEETINGS AND COMPENSATION

            The Board of Directors meets on a regularly scheduled basis and met five times during 1998. The Board of Directors has assigned certain responsibilities to committees. The Audit Committee, which met once during 1998, reviews, analyzes and makes recommendations to the Board of Directors with respect to the Company's accounting policies, controls and statements and coordinates with the Company's independent public accountants. The members of the Audit Committee are John H. Chapman (Chairman) and Carl E. Warden. The Compensation Committee, which met once during 1998, determines the amounts and types of remuneration to be paid to management employees. The members of the Compensation Committee are Carl E. Warden (Chairman), Peter K. Hansen and John
H. Chapman. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of New York.

            As compensation for their services as members of the Board of Directors for 1996, 1997 and 1998 pursuant to a formula plan, each Board Member, except Mr. Hansen, received warrants to purchase Common Stock of the Company. Mr. Hansen received options to purchase Common Stock. The warrants and options (exercisable into an aggregate of 67,500 shares and 22,500 shares of Common Stock, respectively) vest in three equal portions on December 31, 1996, 1997 and 1998, so long as the director completes service for such respective years.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

            The following table provides certain information, for the years ended December 31, 1998, 1997 and 1996, respectively, concerning compensation awarded to, earned by or paid to the chief executive officer of the Company and
(ii) the two most highly compensated executive officers of the Company other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1998 and who were employed by the Company on December 31, 1998 (the "Named Executive Officers"). Other than the CFO and Vice President
- Research and Development of the Company, no other executive officer received compensation in excess of $100,000 for the periods presented below.

                           SUMMARY COMPENSATION TABLE


                                                                                                                        Long-Term
                               Annual Compensation                                                                    Compensation

                                                                          Other Annual          Securities              All Other
              Name and                      Salary           Bonus        Compensation    Underlying Options            Compensation
         Principal Position      Year        ($)              ($)              ($)             (Shares)                   ($) (g)
         ------------------      ----        ---              ---              ---             --------                   -------

Peter K. Hansen,                 1998      $115,000                        $ 6,075 (a)                                    $1,732
President                        1997      $115,000                        $57,900 (a)       250,000 (b)                  $1,300
                                 1996      $115,000                        $41,900 (a)         22,500 (c)                  $ 466

Richard A. Castillo,             1998      $ 11,058                        $ 7,500 (f)        30,000 (d)
Chief Financial Officer          1997        N/A
                                 1996        N/A

Lars Kragh,                      1998      $110,000          $5,000                                                       $1,031
Vice President -                 1997      $100,000          $2,000                          100,000 (e)                   $ 896
Research and Development         1996        N/A

(a) - Represents sales commissions.
(b) - Represents 250,000 options which vest ratably over five years at 50,000 per annum beginning on January 3, 1998. (c) - Represents options which vested on July 29, 1997. (d) -Represents 30,000 options which vest ratably over three years at 10,000 per annum beginning on November 4, 1999. (e) -Represents 100,000 options which vest ratably over five years at 20,000 per annum beginning on January 3, 1998.
(f) - Represents relocation allowance.
(g) - Represents car allowance.

STOCK OPTION GRANTS

            The following table provides information with respect to the Named Executive Officers concerning grants of stock options during the year ended December 31, 1998.

                          OPTION GRANTS IN FISCAL 1998


                                                               Percentage of Total
                                                               Options Granted to
                                                                  Employees in                Per Share
            Name               Number of Options Granted           Fiscal 1998              Exercise Price         Expiration Date
            ----               -------------------------           -----------              --------------         ---------------

Peter K. Hansen                            -                            -                         -
Lars Kragh                                 -                            -                         -
Richard A. Castillo                   30,000 (1)                      7.5%                      $7.00             November 4, 2008

 (1) - Represents options to purchase the Company's Common Stock granted on November 4, 1998 at their then fair market value. The options granted vest 10,000 each year beginning on November 4, 1999.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL PERIOD,
                        AND FISCAL YEAR-END OPTION VALUES

                                                                           Number of
                                  Number of                       Securities Underlying Unexercised     Value of Unexercised
                                   Shares                           Unexercised Options at             In-the-Money Options
                               Acquired on             Value                December 31                December 31, 1998 (1)
             Name                Exercise            Realized          (E)             (U)                 (E)                (U)
             ----                --------            --------          ---             ---                 ---                ---

Peter K. Hansen
            OPTIONS                  -                   -           72,500          200,000            $323,400           $810,000
            WARRANTS                 -                   -            7,500           25,000            $ 50,600           $ 65,600

Richard A. Castillo
            OPTIONS                  -                   -              -              30,000               -              $ 60,000

Lars Kragh
            OPTIONS                  -                   -           20,000           80,000           $ 90,000            $360,000
            WARRANTS                 -                   -              -               -                   -                  -

-----------------
            (E) - Exercisable
            (U) - Unexercisable
            (1) - Based  on the  December  31,  1998  closing  price of $9.00 as reported by AMEX.

EMPLOYMENT AGREEMENT

            In January 1991, the Company entered into a five-year employment agreement with Peter Kilbinger Hansen, its President. In fiscal 1998, Mr. Hansen's salary was $115,000 which base salary is to be reviewed on an annual basis by the Compensation Committee. In addition, Mr. Hansen is entitled to receive a sales commission on the gross sales of any products of the Company which are sold through his direct sales efforts, which is equivalent to the normal sales commission paid to all Company commission employees. During the years ended December 31, 1998, 1997 and 1996, Mr. Hansen earned commissions of $6,075, $57,900 and $41,900, respectively. In the event Mr. Hansen is terminated by the Company without cause, he is entitled to receive an amount equal to four times his then current base salary and prorated payment of any bonus, cash or stock earned.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On July 13, 1998, the Company entered into a three year $3 million line of credit agreement (the "Agreement") with a financial institution. The debt is personally secured by Jerome Belson, a beneficial owner of more that 5% of Company stock and Peter Kilbinger Hansen, the Company's president. In consideration for securing the Agreement, Mr. Belson and Mr. Hansen received 150,000 and 25,000 warrants respectively, to purchase the Company's common stock at $6.375 per share, which was the market value of the Company's common stock on the date such warrants were issued.

            On December 30, 1997, Peter Kilbinger Hansen and Lars Kragh, Vice President - Research and Development, exercised 115,000 and 75,000 common stock warrants, respectively, at an exercise price of $2.00 per share, by signing promissory notes payable to the Company for $230,000 and $150,000 respectively. The notes bear interest at the annual rate of 6%. The related amounts outstanding from Mr. Hansen and Mr. Kragh at December 31, 1998 were $293,876 and $159,049, respectively. At December 31, 1998, the Company had $50,000 receivable from Mr. Hansen relating to an earlier exercise of 50,000 stock options and $102,180 and $1,000 of advances receivable from Mr Hansen and Mr. Kragh, respectively.

                 PROPOSAL NO. 2 - INDEPENDENT PUBLIC ACCOUNTANTS

            The accounting firm of Arthur Andersen LLP, served as the Company's independent public accountants for the year ended December 31, 1998. The Board of Directors has selected Arthur Andersen LLP to serve as the independent public accountants of the Company for the current year ending December 31, 1999. Such firm has no other relationship to the Company. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting, and such representative will have the opportunity to make a statement if he/she so desires and will be available to respond to appropriate questions from shareholders.


     PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1991
                  INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

            The Board of Directors proposes that the Amended And Restated 1991 Incentive And Nonqualified Stock Option Plan Amendment (the "Plan Amendment"), whereby the number of Shares reserved for issuance pursuant to the exercise of options granted under the Plan will be increased from 1,500,000 Shares of Common Stock to 2,500,000 Shares of Common Stock, be approved.

            On February 12, 1996 the Board of Directors of Trinitech Systems, Inc. adopted certain amendments to the Company's 1991 Incentive Stock Option Plan. The Amended And Restated 1991 Incentive And Nonqualified Stock Option Plan (the "Plan") was approved at the 1996 Annual Meeting of Shareholders. On March 30, 1999 at a Special meeting of the Board of Directors, the Board voted to increase the number of Shares reserved for issuance under the Plan to 2,500,000 Shares of Common Stock.

Shares of Common Stock may be issued under the Plan upon exercise of incentive stock options, as defined in Section 422 of the Internal Revenue Code (the "Code"), and nonqualified stock options.

            The Plan is intended to assist the Company in securing and retaining key employees and non-employee directors by allowing them to participate in the ownership and growth of the Company through the grant of incentive and nonqualified stock options. The granting of such options serves as partial consideration for and gives key employees and non-employee directors an additional inducement to remain in the service of the Company and its subsidiaries and provides them with an increased incentive to work towards the Company's success.

            The Board of Directors believes it is in the Company's and its shareholders best interests to approve the Plan amendment because it would (i) allow the Company to continue to grant options under the Plan which facilitates the benefits of additional incentive inherent in the ownership of Common Stock by key employees and non-employee directors and help the Company retain the services of key employees and non-employee directors and (ii) enable compensation received under the Plan to qualify as "performance-based" for purposes of Section 162(m) of the Code.

            The Plan currently authorizes the issuance of a maximum of 1,500,000 Shares of Company Common Stock pursuant to the exercise of options granted thereunder. As of the date hereof, stock options to purchase 1,420,300 Shares of Common Stock, at exercise prices ranging from $1.00 to $7.625 per share, vesting over a one-to- three year period have been granted under the Plan, of which 363,500 have lapsed or have been exercised. No options have been heretofor granted subject to shareholder approval of the Plan Amendment. Options to purchase 207,500 Shares of Common Stock were exercised in 1998 and in 1999 through the Record Date. Options to purchase 1,056,800 Shares of Common Stock were outstanding as of the date hereof. During the last completed fiscal year and through the Record Date, options to purchase Shares of Common Stock have been granted pursuant to the Plan to (i) the Named Executive Officers, (ii) all current executive officers as a group and (iii) all employees, including all current officers who are not executive officers, as a group, as follows (options to purchase Shares of Common Stock have not been granted to any directors who are not executive officers of the Company pursuant to the Plan):

                                                    Number of Options (1) (2)
Named Executive Officers                                    30,000
Executive Officers                                          30,000
Non-executive Officer Employee Group                       371,700

(1) On the record date, the last reported sales price of the Common Stock as reported on the AMEX was $6.75 per share.
(2) Information contained in this table is duplicative information contained in "Executive Compensation" and does not signify additional grants of options to purchase Shares of Common Stock.

Administration

            The  Plan  is  administered  by  the  Compensation   Committee  (the
"Compensation Committee"), consisting of members of the Board of Directors appointed by the Board of Directors. The Compensation Committee will select individuals who will be granted options to purchase Shares of Common Stock under the Plan and, subject to the provisions of the Plan, will determine the terms and conditions and number of Shares of Common Stock subject to each such option. The Compensation Committee will also make any other determinations necessary or advisable for the administration of the Plan. The Plan will terminate on June 23, 2001, but may be terminated by the Board of Directors at any time before that date.

Options

            Upon the grant of an option to purchase Shares of Common Stock to an employee or non-employee director, the Compensation Committee will fix the number of Shares of the Company's Common Stock that the optionee may purchase upon exercise of such option and the price at which the Shares may be purchased. The option price for options shall not be less than 100% of the "fair market value" of the

Shares of Common Stock at the time such option is granted; provided, however, that with respect to an incentive stock option in the case of an optionee, who, at the time such option is granted, owns more than 10% of the voting stock of the Company or its subsidiaries, then the purchase price per share shall be at least 110% of the fair market value. "Fair market value" is deemed to be the closing price of Shares of Common Stock on such date, on the AMEX. The aggregate fair market value of Shares of Common Stock (determined at the time the incentive option is granted) subject to incentive stock option plans of the Company, and of the Company's subsidiaries (if any), and that become exercisable for the first time by such key employee during any calendar year may not exceed $100,000. Payment of the exercise price for Shares of Common Stock subject to options may be made with cash, check or such other instrument as may be acceptable to the Company. In order to assist an option holder with the acquisition of Shares pursuant to the exercise of an option granted under the Plan, the Committee may, in its discretion and subject to the requirements of applicable statutes, rules and regulations, whenever, in its judgment, such assistance may reasonably be expected to benefit the Company, authorize, either at the time of the grant of the option or thereafter the extension of a loan to the option holder by the Company. The Committee shall determine the terms of any such loan, including the interest rate and other terms of repayment thereof.

Federal Income Tax Consequences

            Incentive Stock Options. Incentive Stock Options granted under the Plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the grantee of an incentive stock option will not realize taxable income upon the grant or exercise of the incentive stock option and the Company will not receive an income tax deduction either at such time. If the grantee does not sell the Shares acquired upon exercise of an incentive stock option within either (i) two years after the grant of the incentive stock option or (ii) one year after the date of exercise of the incentive stock option, the gain upon a subsequent sale of Shares will be taxed as long-term capital gain. If the grantee within either of the above periods, disposed of the Shares acquired upon exercise of the incentive stock option, the grantee will recognize as ordinary income an amount equal to the lesser of (i) the gain realized by the grantee upon such disposition or (ii) the difference between the exercise price at the fair market value of the Shares on the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the grantee. The gain in excess of such amount recognized by the grantee as ordinary income would be taxed as a long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

            Unless the Shares subject to an incentive stock option are subject to a risk of forfeiture at the time the option is exercised, the exercise of the incentive stock option will result in the excess of the stock's fair market value on the date of exercise over the exercise price being included in the optionee's alternative minimum taxable income (AMTI). If the Shares are subject to a risk of forfeiture and are nontransferable, the excess described above will be included in the AMTI when risk of forfeiture lapses or the Shares become transferable, whichever occurs sooner. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation. Before exercising an incentive stock option, a grantee should discuss the possible application of the alternative minimum tax with his/her tax advisor in order to determine the tax's impact.

            Non-Qualified Stock Options. Upon exercise of a non-qualified stock option granted under the Plan, or upon exercise of an incentive stock option that does not qualify for the tax treatment described above under "Incentive Stock Options," the grantee will recognize ordinary income in an amount equal the excess of fair market value of the Shares received over the exercise price of such Shares. That amount increases the grantee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon subsequent sale of the stock, the grantee will incur short-term or long-term gain or loss depending upon his/her holding period for the Shares and upon the Shares' subsequent appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

            Summary of Tax Consequences. The forgoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options under the Plan and the sale of Shares acquired under the Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his/her own tax counsel for advice concerning the federal income tax provisions applicable to the Plan.

            The Board of Directors believes it is in the Company's best interests to approve the Plan Amendment which would allow the Company to continue to grant options under the Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of Shares of the Company's Common Stock by key employees and non-employee directors and to help the Company secure and retain the services of key employees and non-employee directors and to enable compensation under the Plan to qualify as "performance-based" for purposes of Section 162(m) of the Code. The affirmative vote of the holders of record of a majority of the Shares of Common Stock present in person or by proxy at the Meeting is required for approval of the Plan Amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN AMENDMENT.

            The Company operates in a competitive environment and offers stock options as a means of compensation to employees. The increased number of Shares available for grant under the Plan will help to ensure that the Company will continue to be able to recruit and retain qualified employees who can contribute to the overall success of the Company and its shareholders.

                              SHAREHOLDER PROPOSALS

            Proposals of shareholders intended for presentation at the next Annual Meeting of Shareholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received at the offices of the Company no later than December 15, 1999.

                                  OTHER MATTERS

            The Board of Directors does not know of any matter, other than those described above, that may be presented for action at the Meeting. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter or proposal in accordance with their best judgment.

            The Annual Report for the fiscal year ended December 31, 1998, including financial statements, is being mailed herewith. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and another will be sent to you.


                                             By Order of the Board of Directors




                                             Richard A.Castillo
                                             Secretary
                                             Trinitech Systems, Inc.

Stamford, Connecticut
April 30, 1999

                            TRINITECH SYSTEMS, INC.
               PROXY-ANNUAL MEETING OF STOCKHOLDERS-JUNE 7, 1999

The undersigned hereby constitutes and appoints PETER K. HANSEN, JOHN H. CHAPMAN, CRAIG M. SHUMATE, and CARL E. WARDEN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of Trinitech Systems, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at Stamford Harbor Park, 333 Ludlow Street, Stamford, Connecticut 06902, at 10 o'clock in the morning, Eastern Daylight Time, on Monday, June 7, 1999, and all adjournments thereof, upon the following matters: (Continued, and to be signed and dated on the other side)


X Please mark your votes as indicated in this example

1. ELECTION OF DIRECTORS.


   FOR  all  nominees  listed  (except  as  marked  to the  contrary.)

   WITHHOLD AUTHORITY to vote for all nominees listed.

   PETER K.  HANSEN,  JOHN H.  CHAPMAN,  CRAIG  M.  SHUMATE  AND CARL E.  WARDEN

   (INSTRUCTIONS:  To withhold  authority  to vote for any  individual  nominee,
   write    that    nominee's    name   on   the    space    provided    below.)

2. A proposal to rati fy the appointment of Arthur Andersen LLP as auditors of the corporation for the year 1999.

          /  /    FOR             / / AGAINST     / /ABSTAIN

3. To approve an amendment to the Company's Amended And Restated 1991 Incentive and Nonqualified Stock Option Plan (the "Plan") whereby the total number of shares of the Company's Common Stock available for issuance under the Plan will be increased to 2,500,000 shares from 1,500,000 shares.

          /  /    FOR             / / AGAINST     / /ABSTAIN

   THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT

   Dated:__________________, 1999


   _________________________________
   (Signature of Shareholder)


   Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint tenants should both sign.